EXHIBIT 23.7


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated August 8, 1997, for Concorde Group, Inc. and Neil Tucker Trust included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on October 30, 1997, and to all references to our Firm included in this registration statement.




                                                  Fisher, Schacht & Oliver, LLP


Rochester, New York
January 5, 1998